Exhibit 5.1

March 5, 2010

Cenveo, Inc.
201 Broad Street, 6th Floor
One Canterbury Green
Stamford, CT  06901

Cenveo Corporation
201 Broad Street, 6th Floor
One Canterbury Green
Stamford, CT  06901

Each of the entities listed on Schedule I
201 Broad Street, 6th Floor
One Canterbury Green
Stamford, CT  06901

Re:           Registration Statement on Form S-4

Ladies and Gentlemen:

I am general counsel of Cenveo, Inc., a Colorado corporation (“Parent”), Cenveo Corporation, a Delaware corporation (the “Company”) and the guarantors listed on Schedule I hereto (the “Subsidiary Guarantors” and  together with Parent and the Company, the “Issuers”).  In connection with (i) the proposed issuance by the Company in the exchange offer (the “Exchange Offer”) of up to $400,000,000 aggregate principal amount of its 8⅞% Senior Second Lien Notes due 2018 (the “Exchange Notes”), which are to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like aggregate principal amount of the Company’s outstanding 8⅞% Senior Second Lien Notes due 2018 (the “Original Notes”) issued pursuant to Rule 144A and Regulation S of the Securities Act and (ii) the full and unconditional guarantee of the Exchange Notes by Parent and the Subsidiary Guarantors (collectively, the “Guarantors”),  I have examined the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by the Issuers with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act.

The Exchange Offer is being made pursuant to the Registration Rights Agreement, dated as of February 5, 2010 (the “Registration Rights Agreement”), among the Issuers and the initial purchasers named therein. The Registration Rights Agreement was executed in connection with the private placement of the Original Notes.

The Original Notes were issued and the Exchange Notes will be issued pursuant to the Indenture, dated as of February 5, 2010 (the “Indenture”), among the Issuers and Wells Fargo Bank, National Association (the “Trustee” or “Collateral Agent”). The Exchange Notes and the Indenture are each governed by the internal laws of the State of New York.

I have examined and relied upon the originals, or photostatic or certified copies, of such records of the Issuers and certificates of officers of the Issuers and of public officials and such other documents as I have deemed relevant and necessary as the basis for the opinions set forth below.

In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. In addition, I have assumed the Registration Statement, and any amendments thereto (including any post-effective amendments), shall have been declared effective under the Securities Act and its effectiveness shall not have been terminated or rescinded, and that the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended. As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Issuers and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

(1)           the Exchange Notes, when duly executed, authenticated and delivered in the form contemplated by, and in accordance with the terms of, the Indenture and issued and delivered as contemplated by the prospectus included in the Registration Statement, will be legal, valid and binding obligations of the Company; and

(2)           the Guarantees are legal, valid and binding obligations of the Guarantors.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions:

A.           I render no opinion herein as to matters involving the laws of any jurisdiction other than (i) the substantive laws of the State of New York (without reference to choice-of-law rules), (ii) the General Corporation Law of the State of Delaware (the “DGCL”), (iii) the Delaware Limited Liability Company Act (“DLLCA”) and (iv) the United States of America. These opinions are limited to the current laws of the States of New York, the DGCL, the DLLCA and the United States of America, and to the current judicial interpretations thereof and to the facts as they exist on the date hereof. I am not admitted to practice law in the State of Delaware, but I am generally familiar with the DGCL and the DLLCA, as currently in effect, and have made such inquiries as I considered necessary to render my opinions. I have assumed that any limited liability company agreement of the Company and any Guarantor is binding and enforceable against each member and/or manager, in accordance with its terms; to the extent my opinions are dependent on the interpretation of any such agreement, it is based on the plain meaning of the provisions thereof in light of the DLLCA. Without limitation, I do not express any opinion regarding any Delaware contract law. I assume no obligation to revise or supplement my opinions should the present laws, or the interpretation thereof, be changed in respect of any circumstances or events that occur subsequent to the date hereof. I express no opinion as to the enforceability of the New York choice-of-law provision contained in the Indenture.

B.           My opinions are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers), (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law, and (iii) an implied covenant of good faith and fair dealing.

C.           I express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) provisions relating to indemnification or contribution, to the extent such provisions may be contrary to public policy or federal or state securities laws, (iii) any provision that would require payment of any unamortized original issue discount (including any original issue discount at which the Old Securities were issued), or (iv) any purported fraudulent transfer “savings” clause.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to me under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof.   In giving such consent, I do not hereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Timothy M. Davis
Timothy M. Davis, General Counsel

SUBSIDIARY GUARANTORS

Cenveo Commercial Ohio, LLC
Cenveo Government Printing, Inc.
Cenveo Services LLC
Cenveo Resale Ohio, LLC
Discount Labels, LLC
Cenveo Omemee LLC
Colorhouse China, Inc.
CRX JV, LLC
CRX Holding, Inc.
Rx Technology Corp.
CNMW Investments, Inc.
RX JV Holding, Inc.
PC Ink Corp.
Printegra Corporation
Cadmus Printing Group, Inc.
Washburn Graphics, Inc.
Cadmus Journal Services, Inc.
Cadmus Financial Distribution, Inc.
Cadmus Technology Solutions, Inc.
Garamond/Pridemark Press, Inc.
Cadmus Delaware, Inc.
Cadmus UK, Inc.
Expert Graphics, Inc.
Cadmus Marketing Group, Inc.
Cadmus Direct Marketing, Inc.
Cadmus Interactive, Inc.
Cadmus Marketing, Inc.
Cadmus/O’Keefe Marketing Inc.
Old TSI, Inc.
Cadmus Investments, LLC
Port City Press, Inc.
Science Craftsman, Incorporated
Cadmus International Holdings, Inc.
CDMS Management, LLC
Vaughan Printers Incorporated
VSUB Holding Company
Cenveo CEM, LLC
Cenveo CEM, Inc.
Madison/Graham ColorGraphics, Inc.
Madison/Graham ColorGraphics Interstate Services, Inc.
Commercial Envelope Manufacturing Co. Inc.
Berlin & Jones Co., LLC
Heinrich Envelope, LLC
Rex Corporation
136 Eastport Road, LLC
Lightning Labels, LLC
Nashua Corporation
Nashua International, Inc.
Cenveo Alberta Finance Limited Partnership
Cenveo McLaren Morris & Todd Company